UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2018

Callidus Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4140 Dublin Boulevard, Suite 400, Dublin, California 94568

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 251-2200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 5, 2018, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 29, 2018 (the “Merger Agreement”), by and among Callidus Software Inc., a Delaware corporation (the “Company”), SAP America, Inc., a Delaware corporation (“Parent”), and Emerson One Acquisition Corp., a Delaware corporation and (prior to the Merger) a wholly-owned subsidiary of Parent (“Merger Sub”), the Company and Parent completed the previously announced merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became a wholly-owned subsidiary of Parent.

Common Stock. At the Effective Time, each share of Company common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than shares held by the Company as treasury stock or owned of record by any of the Company’s wholly-owned subsidiaries, which shares were cancelled without payment.

Stock Options. At the Effective Time, each Company stock option that was unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive from the Surviving Corporation an amount in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company stock option and (y) the excess, if any, of the per share Merger Consideration over the applicable per share exercise price of such Company stock option.

Vested RSUs and PSUs. At the Effective Time, each time-based restricted stock unit (“RSU”) or performance-based restricted stock unit (“PSU”) that was vested but not yet settled as of the Effective Time was cancelled in exchange for the right to receive the per share Merger Consideration in respect of each vested and unissued share of Company Common Stock underlying such RSU or PSU.

Unvested RSUs. At the Effective Time, each RSU granted prior to January 29, 2018 (other than RSUs held by the Company’s non-employee directors), that remained outstanding immediately prior to, and was not vested immediately prior to, the Effective Time was cancelled and converted into the unvested right to receive in cash the per share Merger Consideration for each share of Company Common Stock underlying such RSU, with such right to vest and become payable by the Surviving Corporation on the date upon which each such corresponding RSU would have vested under the time-based vesting terms and conditions (including any “double trigger” acceleration provisions upon a qualifying termination) set forth in the applicable award agreement or other agreement governing such RSU. If such terms and conditions are not satisfied and such right does not otherwise vest pursuant to the terms of the applicable award agreement or other agreement, no cash payment will be made with respect to such RSU.

Unvested 2018 RSUs. At the Effective Time, each RSU granted on or after January 29, 2018 (the “2018 RSUs”), was cancelled and converted into a cash-settled restricted stock unit denominated in the publicly traded shares of SAP SE, a European Company (Societas Europaea) organized under the laws of Germany and the European Union and the ultimate parent of Parent, pursuant to an exchange ratio determined based on SAP SE’s average closing price over the five trading days immediately prior to the Effective Time, and remains subject to the time-based vesting terms and conditions (including any “double-trigger” acceleration provisions upon a qualifying termination) set forth in the applicable award agreement governing such 2018 RSU. Upon a given vesting date, the payment amount for the portion of each such 2018 RSU that vests will be determined based on SAP SE’s average closing price over the five trading days immediately prior to the date upon which such portion would have vested under the time-based vesting terms and conditions set forth in the award agreement governing such 2018 RSU. Each such cash payment will be paid through the payroll system of the Surviving Corporation after the applicable vesting date set forth in the award agreement governing such 2018 RSU, but not later than the month following such vesting date.

Unvested PSUs. At the Effective Time, each PSU that remained outstanding immediately prior to, and was not vested immediately prior to, the Effective Time was (x) deemed earned and credited for performance, with respect to any uncompleted performance period as of the date of the Merger Agreement at the pay-out levels set forth in accordance with the Merger Agreement (which were determined based on actual performance levels through 2017, except that uncompleted performance periods for PSUs granted in 2017 were deemed to be earned at 100% of target, resulting in assumed 92% achievement for the full 2017 - 2019 performance cycle) and (y) cancelled and converted into the unvested right to receive in cash the per share Merger Consideration for each share of Company Common Stock underlying such PSU (after giving effect to the foregoing crediting of performance metrics), with such payment to vest and become payable on the date upon which such PSU would have vested under the time-based vesting terms and conditions (including any “double-trigger” acceleration provisions upon a qualifying termination) applicable to such PSU immediately prior to the Effective Time. If such terms and conditions are not satisfied and such right does not otherwise vest pursuant to the terms of the applicable change of control agreement, no cash payment will be made with respect to such PSU.

Unvested RSUs Held by Non-Employee Directors. At the Effective Time, each RSU held by the Company’s non-employee directors that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive the per share Merger Consideration for each share of Company Common Stock underlying such RSU, to be paid in cash in a single lump sum payment as soon as practicable (but in no event later than 30 days) following the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 30, 2018, and which is incorporated herein by reference.

The information set forth in Item 5.01 below is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on April 5, 2018, the Company notified The Nasdaq Stock Market (“Nasdaq”) that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the per share Merger Consideration, and requested that Nasdaq file with the SEC an application on Form 25 to delist the Company Common Stock. As of the open of business on April 5, 2018, the Company Common Stock, which traded under the symbol “CALD”, ceased trading on Nasdaq. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 above and Item 5.01 below is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change in control of the Company occurred on April 5, 2018, upon the effectiveness of the Merger.

The $36.00 per share Merger Consideration, and the amounts described above with respect to the Company stock options and the applicable RSUs and PSUs, resulted in an aggregate amount payable (net of acquired cash) of approximately $2.4 billion. Parent obtained such funds by means of a capital contribution and a loan from SAP SE and another affiliate.  The transaction was funded by SAP SE and its affiliate from cash on hand and a bond financing. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

The information set forth in Items 2.01 and 3.03 above and 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the sole director of Merger Sub immediately prior to the Effective Time became the initial director of the Company.  The following members of the Company’s board of directors resigned effective as of the Effective Time: Charles M. Boesenberg, Mark A. Culhane, Kevin M. Klausmeyer, Nina L. Richardson, Murray D. Rode, James D. White and Leslie J. Stretch. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each of the certificate of incorporation of the Company and the bylaws of the Company was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of Callidus Software Inc. and the Amended and Restated Bylaws of Callidus Software Inc. are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On April 5, 2018, SAP SE issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

2.1            Agreement and Plan of Merger, by and among SAP America, Inc., Emerson One Acquisition Corp. and Callidus Software Inc., dated as of January 29, 2018 (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on January 30, 2018 and incorporated herein by reference).

3.1            Amended and Restated Certificate of Incorporation of Callidus Software Inc.

3.2            Amended and Restated By-laws of Callidus Software Inc.

99.1     SAP SE Press Release dated April 5, 2018.

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, by and among SAP America, Inc., Emerson One Acquisition Corp. and Callidus Software Inc., dated as of January 29, 2018 (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on January 30, 2018 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Callidus Software Inc.

3.2	Amended and Restated By-laws of Callidus Software Inc.

99.1	SAP SE Press Release dated April 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

April 5, 2018	By:	/s/ Roxanne Oulman
	Name:	Roxanne Oulman
	Title:	Executive Vice President, Chief Financial Officer